SIEMENS AKTIENGESELLSCHAFT

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Depositary

AND

HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of February   , 2012

Table of Contents

 Page

Section 1.	Definitions	1
Section 2.	Form of ADR; Incorporation by Reference	3
Section 3.	Deposit of Shares	3
Section 4.	Issue of ADRs	5
Section 5.	Transfer, Combination and Split-up of ADRs; Substitution of ADRs; Cancellation and Destruction of ADRs; Maintenance of Records	5
Section 6.	Distributions; Conversion of Foreign Currency; Withholding	6
Section 7.	Custodian	7
Section 8.	Depositary’s Agents	7
Section 9.	Lists of Holders and Other Information	8
Section 10.	Resignation and Removal of the Depositary; Successor Depositary	8
Section 11.	Information	8
Section 12.	Indemnification	9
Section 13.	Notices	10
Section 14.	Miscellaneous	11
Section 15.	Governing Law	11
Section 16.	Amendment and Restatement of Old Deposit Agreement	11
	Exhibit A to Deposit Agreement: Form of ADR	A-1
	Withdrawal of Deposited Securities	A-2
	Register	A-2
	Title to ADRs; Validity	A-2
	Certain Limitations	A-3
	Pre-release	A-3
	Representations and Warranties	A-4
	Taxes	A-4
	Disclosure of Interest	A-5
	Charges of Depositary	A-6
	Available Information	A-7
	Distributions on Deposited Securities	A-9
	Record Dates	A-10
	Voting of Deposited Securities	A-11
	Changes Affecting Deposited Securities	A-12
	Exoneration	A-13
	Amendment	A-13
	Termination	A-14
	Waiver	A-14

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of February   , 2012 (the “Agreement” or the “Deposit Agreement”) among Siemens Aktiengesellschaft, a company incorporated under the laws of the Federal Republic of Germany (the “Company”), Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary hereunder (the “Depositary”), and all holders and beneficial owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H

WHEREAS, the Company and JPMorgan Chase Bank, N.A. entered into that Deposit Agreement dated as of March 1, 2001 (as amended in 2007, the “Old Deposit Agreement”) to provide for the deposit of Shares of the Company with the custodian referenced therein as agent of JPMorgan Chase Bank, N.A. for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts (“Old Receipts”) evidencing the American depositary shares;

WHEREAS, pursuant to the terms of Section 10 of the Old Deposit Agreement, the Company has removed JPMorgan Chase Bank, N.A. as depositary and has appointed Deutsche Bank Trust Company Americas, as successor depositary thereunder; and

WHEREAS, the Company and Deutsche Bank Trust Company Americas, in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

NOW THEREFORE, in consideration of the premises, subject to Section 16 hereof, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entirety as follows:

Section 1.  Definitions.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Agreement.

a)           “ADRs” means American depositary receipts evidencing ADSs.  ADRs may be either in physical certificated form or Direct Registration ADRs. References to “ADRs” shall include Direct Registration ADRs, unless the context otherwise requires.

b)           “ADSs” means American depositary shares representing beneficial interests in the Deposited Securities.  Subject to Paragraphs (11) and (14) of the Form of ADR, each ADS represents the right to receive one Share.

c)           “Beneficial Owner” means a person with a beneficial interest in an ADS.

d)           “CSB” means Clearstream Banking AG, the German central securities depositary, and any successor entity.

e)          “Custodian” means the agent or agents of the Depositary and any additional or successor Custodian which may be appointed pursuant to Section 7.  The initial Custodian hereunder is Deutsche Bank AG.

f)          “Deliver”, “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel”, when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System and, when used with respect to ADRs in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the ADRs.

g)           “Delivery Order” has the meaning set forth in Section 3(a).

h)           “Depositary’s Office” means at any particular time the office of the Depositary in The City of New York at which its depositary receipt business is then administered.  At the date of this Agreement the Depositary’s Office is located at 60 Wall Street, New York, New York 10005.

i)          “Deposited Securities” at any particular time means all Shares then deposited or deemed to be deposited under this Agreement and any and all additional securities and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held hereunder.

j)          “Direct Registration ADRs” means an ADR, the ownership of which is recorded on the Direct Registration System.

k)          “Direct Registration System” means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company (“DTC”) and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

l)           “Form of ADR” has the meaning set forth in Section 2.  The Form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

m)           “Holder” means the person or persons in whose name an ADR is registered on the Register.

n)           “Pre-release” has the meaning set forth in Section 3.

o)           “Pre-released ADR” has the meaning set forth in Section 3.

p)           “Register” has the meaning set forth in Paragraph (2) of the Form of ADR.

q)           “Securities Act” means the U.S. Securities Act of 1933, as amended.

r)           “Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

s)           “Shares” means the ordinary shares, without par value, in registered form of the Company, as amended or redenominated, having the same rights, including with respect to distributions, as all other outstanding ordinary shares of the Company, and, subject to Paragraph (5) of the Form of ADR, shall include rights to receive Shares.

Section 2.  Form of ADR; Incorporation by Reference.

a)           Form of ADR.  ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject.  ADRs may be issued in denominations of any number of ADSs.  ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  ADRs in certificated form bearing the manual or facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to, or subsequent to, the delivery of such ADRs.  ADRs in certificated form shall be substantially in the form of Exhibit A hereto (the “Form of ADR”).

b)          Direct Registration ADRs.  Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, to the extent permitted under the Rules of DTC, ADSs issued after the date of this Agreement shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.  No additional fee shall be charged for the issuance of certificated ADRs pursuant to any such request.

c)             Incorporation by Reference.  The terms and conditions set forth in the Form of ADR are hereby incorporated by reference herein and made a part hereof as if set forth herein, and shall be binding upon the parties hereto.

Section 3.  Deposit of Shares.

a)           Deposit with Custodian.  Subject to the terms and conditions of this Agreement, the Depositary shall issue ADSs evidenced by ADRs for delivery at the Depositary’s Office against delivery or transfer to the Custodian of:  (i) Shares by credit to the account of the Custodian with CSB or (ii) subject to the provisions of Paragraph (5) of the Form of ADR, rights to receive Shares.  ADSs evidenced by ADRs issued upon the deposit of rights to receive Shares in accordance with clause (ii) of this Section 3(a) are hereinafter referred to as “Pre-released ADRs”, and each such issuance as a “Pre-release”, until such time as Shares are deposited with the Custodian in accordance with clause (i) of this Section 3(a).  In connection with any such deposit, the Depositary or the Custodian may require a written order from the person making such deposit specifying the person or persons in whose name the ADSs evidenced by ADRs are to be issued (a “Delivery Order”).  If use of the CSB book-entry system in connection with the ADSs is discontinued at any time for any reason, the Company shall make such other book-entry arrangements (if any) that it determines, after consultation with the Depositary, are reasonable.

b)           Representations.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs.  If any such representation or warranty is false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct or remediate the consequences thereof.  For purposes hereof, “Restricted Securities” shall mean Shares, or ADSs representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Germany, or under a shareholders’ agreement or the Company’s Articles of Association or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act, and the Shares are not, when held by such person, Restricted Securities.

c)           Refusal of Deposit.  The Depositary shall not knowingly accept for deposit hereunder any Shares required to be registered under the Securities Act and not so registered.  The Depositary will comply with written instructions of the Company which are reasonable in nature not to accept for deposit hereunder any Shares identified in such instructions at such times and under such reasonable circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with applicable U.S. securities laws.

d)           Holding of Deposited Securities.  Deposited Securities shall be held on the books of the Custodian in a segregated account for and to the order of the Depositary.  Shares deposited hereunder and other Deposited Securities eligible for deposit with CSB shall be held by the Custodian at its account at CSB.  Deposited Securities may be delivered by the Depositary or the Custodian to any person only under the circumstances expressly contemplated in this Agreement.

e)           Treatment as Legal Owner.  Notwithstanding anything herein to the contrary, the Company will, for all purposes, treat the Depositary, in its capacity as such, as the legal owner of all Deposited Securities, except as required by applicable law.

Section 4.  Issue of ADRs.

After any deposit of Shares or rights to receive Shares in accordance with Section 3(a), together with any other documents required by the Depositary in accordance with this Agreement, the Custodian shall as promptly as practicable notify the Depositary of such deposit and of the information contained in any Delivery Order.  Such notice shall be given in writing, either by letter, airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by facsimile transmission.  After receiving such notice from the Custodian, the Depositary, subject to this Agreement, shall as promptly as practicable issue and deliver at the Depositary’s Office, to or upon the order of the person named in such notice, a Direct Registration ADR or, if specifically requested by the depositor or the person to whom ADSs are issuable hereunder or if a Direct Registration ADR is not permissible within the facilities of DTC, a certificated ADR, in either case, registered as requested and evidencing the aggregate number of ADSs to which such person is entitled.  ADRs shall be issued only in denominations of any whole numbers of ADSs.  At the request, risk and expense of the person depositing Shares or rights, the Depositary may deliver ADRs at a place other than the Depositary’s Office.  ADRs may be issued by the Depositary only under the circumstances expressly contemplated in this Agreement.  The Company and the Depositary shall work together to ensure that a sufficient number of ADSs are registered with the U.S. Securities and Exchange Commission so as to enable the Depositary to issue ADSs hereunder.

Section 5.  Transfer, Combination and Split-up of ADRs; Substitution of ADRs; Cancellation and Destruction of ADRs; Maintenance of Records.

a)           Transfer, Combination and Split-up of ADRs.  Subject to the terms and conditions of this Agreement, the Depositary shall, upon surrender of an ADR or ADRs in form satisfactory to the Depositary at the Depositary’s Office (i) for the purpose of transfer, if such ADRs are accompanied by such instruments of transfer as the Depositary may require and, in the case of certificated ADRs, are stamped as may be required by law, register the transfer of such ADRs on the Register and execute and deliver new ADRs evidencing the same number of ADSs as the ADRs surrendered to or upon the order of the person entitled thereto; and (ii) for the purpose of effecting a split-up or combination, execute and deliver a new ADR or ADRs in such denominations as may be requested, evidencing the same aggregate number of ADRs as the ADRs surrendered.

b)           Substitution of ADRs.  The Depositary shall execute and deliver a new ADR evidencing the same number of ADSs in exchange and substitution for any mutilated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond (for the benefit of the Depositary) and satisfying any other reasonable requirements imposed by the Depositary.

c)           Cancellation and Destruction of ADRs.  The Depositary shall cancel all ADRs surrendered to it for cancellation.  The Depositary is authorized to destroy ADRs so cancelled in accordance with customary practices of stock transfer agents in The City of New York.

d)           Maintenance of Records.  The Depositary shall maintain records of all ADRs surrendered and Deposited Securities withdrawn under Paragraph (1) of the Form of ADR, transfers of ADRs, substitute ADRs delivered, and cancelled or destroyed ADRs under this Section 5, in keeping with the procedures ordinarily followed by stock transfer agents located in The City of New York or as required by applicable law, rule or regulation.

Section 6.  Distributions; Conversion of Foreign Currency; Withholding.

a)           Distributions.  Upon the receipt of any distribution on Deposited Securities, to the extent permitted by applicable law and practicable, subject to Paragraphs (4), (7) and (9) of the Form of ADR, the Depositary shall distribute such distribution to each Holder, in proportion to the number of Deposited Securities underlying such Holder’s ADRs, in accordance with Paragraph (11) of the Form of ADR.

b)           Conversion of Foreign Currency.  Upon receipt by the Depositary or the Custodian of any foreign currency, if at the time of its receipt such foreign currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall as promptly as practicable (and in any event within one business day after the day in which such foreign currency is received by the Depositary) convert or cause to be converted, such foreign currency into U.S. dollars, and shall distribute such U.S. dollars to the Holders entitled thereto in accordance with Paragraph (11) of the Form of ADR.  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license as it may reasonably deem desirable.  If the Depositary reasonably determines that such foreign currency is not convertible, in whole or in part, on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable or is not obtained within a reasonable period or at a reasonable cost, the Depositary may distribute all or part of the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.  All expenses of any such conversion, filing and application process shall be deducted from the proceeds of the distribution to which they relate.

c)           Withholding.  In connection with any distribution on the Deposited Securities, each of the Company, the Depositary and the Custodian shall remit to the appropriate governmental authority such amounts (if any) as may be required by law to withhold and pay to such authority.  The Depositary shall forward to the Company in a timely fashion such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities.  The Depositary shall use its reasonable commercial efforts to establish and maintain arrangements with the relevant tax authorities that assist Holders and Beneficial Owners in claiming any refunds, credits or other benefits (pursuant to treaty or otherwise) relating to distributions on the ADSs.  The Company shall provide such cooperation in establishing and maintaining any such arrangements as the Depositary may reasonably request.

Section 7.  Custodian.

The Depositary shall procure that there is at all times a Custodian.  Any Custodian in acting hereunder shall be subject to the direction of the Depositary and shall be responsible solely to it.  The Depositary shall be responsible for the compliance by each Custodian with the provisions hereof directly applicable to it.  The Depositary may, from time to time after consultation with the Company if practicable, appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the then current Custodian.  Each Custodian so appointed shall give written notice to the Depositary and the Company accepting such appointment and agreeing to be bound by the applicable provisions hereof.  Any Custodian may resign from its duties hereunder upon 30 days’ written notice to the Depositary.  The Depositary may, after consultation with the Company if practicable, discharge any Custodian at any time upon notice to such Custodian.  The Depositary shall promptly instruct any Custodian ceasing to act as Custodian to deliver all Deposited Securities held by it to a Custodian continuing to act hereunder and the resignation or discharge of any Custodian shall not be effective until such Custodian shall have so delivered all Deposited Securities held by it.

Section 8.  Depositary’s Agents.

The Depositary may perform its obligations hereunder through any agent appointed by it including, but not limited to, a co-registrar to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs and/or a co-transfer agent for the purpose of effecting transfers, combinations or split-ups of ADRs at designated offices in addition to the Depositary’s Office.  The Depositary shall use its reasonable commercial efforts under the circumstances to obtain a written notice from each agent appointed hereunder (other than those agents which, on the date hereof, are acting in an agency capacity for Deutsche Bank Trust Company Americas), addressed to the Company and the Depositary accepting such appointment and agreeing to be bound by the terms of the applicable provisions hereof.  Notwithstanding the foregoing, the Depositary shall remain responsible for the performance of its obligations hereunder as if no agent were appointed.

Section 9.  Lists of Holders and Other Information.

The Company shall, to the extent permitted by applicable law, have the right to inspect the Register and the transfer records of the Depositary and its agents, take copies thereof and require the Depositary to supply copies of portions of such records as the Company may reasonably request.  The Depositary shall, to the extent permitted by applicable law, furnish to the Company, promptly upon the receipt of a written request from the Company, a list of the names and addresses of, and holdings of ADSs by, all Holders as of a date no more than seven days prior to the date of such request.  The Depositary shall, at the Company’s expense, provide copies to the Company, promptly upon the receipt of a written request from the Company, of any information received by the Depositary in accordance with Paragraph (4) of the Form of ADR unless such disclosure is prohibited by applicable law, rule or regulation.

Section 10.  Resignation and Removal of the Depositary; Successor Depositary.

The Depositary may resign as Depositary by written notice to the Company, or be removed as Depositary by the Company by written notice to the Depositary and such resignation or removal shall take effect only upon the appointment of, and acceptance of such appointment by, a successor depositary hereunder.  If the Depositary shall resign or be removed, the Company shall use its reasonable commercial efforts to appoint a bank or trust company having an office in The City of New York, as successor depositary hereunder.  Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary shall become Depositary hereunder; but such predecessor, upon payment of all sums due it hereunder and on the written request of the Company, shall execute and deliver an instrument transferring all rights and powers hereunder, shall duly assign, transfer and deliver all of its right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the names and addresses of, and holdings of ADSs by, all Holders.  Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business (including the ADR facility created pursuant to this Agreement), shall be the successor depositary hereunder without any further action.  Upon the appointment or accession of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become the agent hereunder of such successor depositary and such successor depositary shall, on the written request of such Custodian, execute and deliver to such Custodian any instruments necessary to give such Custodian authority as the agent hereunder of such successor depositary.

Section 11.  Information.

a)           Public Information.  The Company shall transmit to the Custodian and the Depositary a copy (in English or with an English translation or summary to the extent required under the U.S. Securities Exchange Act of 1934) of any notices or reports it makes generally available to holders of Shares.  To the extent received from the Custodian, the Depositary shall make such notices and reports available to Holders in accordance with Paragraph (10) of the Form of ADR.

b)           Articles of Association, etc.  The Company has delivered to the Depositary and the Custodian a copy (in English or with an English translation) of all provisions of its Articles of Association or other constituent documents governing the Shares and any other Deposited Securities issued by the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary and the Custodian a copy (in English or with an English translation) of such provisions as so changed.  The Depositary and its agents may rely upon the Company’s delivery thereof for all purposes of complying with the provisions of the Deposit Agreement.

Section 12.  Indemnification.

(a)           Indemnification by the Company. The Company shall indemnify the Depositary hereunder against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of:

(i)
its acceptance and performance of its powers and duties in respect of the Deposit Agreement, except to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or any of its agents hereunder, or

(ii)
any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement filed or signed by or on behalf of the Company under the Securities Act of 1933 in respect thereof, except to the extent (x) such loss, liability or expense arises out of information (or omissions from such information) relating to it furnished in writing to the Company by it expressly for use in any such registration statement or (y) such loss, liability or expense due to the negligence or bad faith of the Depositary or its agents hereunder.

The Company agrees that the indemnity provided for herein includes the indemnification of the Depositary for those losses, liabilities and expenses incurred by it in indemnifying its agents acting in their capacity as agents under this Deposit Agreement.  Notwithstanding the foregoing, the Company shall not indemnify the Depositary for any special, consequential, indirect or punitive damages (“Special Damages”).

b)             Indemnification by the Depositary.  The Depositary shall indemnify the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of the Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or any of its agents appointed hereunder; provided, however, the Depositary shall not indemnify the Company for any Special Damages.

c)             Notification and Settlement.  Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights otherwise than under this Section 12 and shall only affect its rights hereunder to the extent such failure is prejudicial to the indemnifying person) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld or delayed), and, except under circumstances where such consent is provided or is unreasonably withheld or delayed by the indemnifying person, the indemnifying person shall have no indemnification obligation with regard to such consideration paid in settlement or compromise.

d)           Survival.  The obligations set forth in this Section 12 shall survive the termination of this Agreement.

Section 13.  Notices.

Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, or sent via facsimile transmission to such Holder to the address or facsimile number, as the case may be, of such Holder in the Register.  Notice to the Depositary or the Company shall be deemed given when first received by it at the address or confirmed facsimile transmission number set forth in (a) or (b) below, respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

(a)	Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005 USA
Attention: ADR Department
Telephone: (001) 212 602-1044
Fax: (001) 212 797 0327

(b)	Siemens Aktiengesellschaft Wittelsbacherplatz 2 80333 München Germany Attention: CF IR Telephone: +49 (0) 89-636-00 Fax: +49 (0) 89-636-33366

Notices to the Depositary must be in English.

Section 14.  Miscellaneous.

This Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, the Beneficial Owners, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.  The Holders and Beneficial Owners shall be parties to this Agreement and shall be bound by the provisions hereof.  If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and each of which shall constitute one instrument.

Section 15.  Governing Law.

This Agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRs) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED

Section 16.  Amendment and Restatement of Old Deposit Agreement.

The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of registered holders of Old Receipts, such portion shall not become effective as to such holders until 30 days after such holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such holders of notice of such amendment and restatement which notice contains a provision whereby such holders can receive a copy of the form of ADR.

IN WITNESS WHEREOF, SIEMENS AKTIENGESELLSCHAFT and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners of ADRs (or any interests therein) shall become parties hereto upon acceptance by them of ADRs (or any interest therein) issued in accordance with the terms hereof.

SIEMENS AKTIENGESELLSCHAFT

By ________________________
Name:
Title:

By ________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By ________________________
Name:
Title:

By ________________________
Name:
Title:

EXHIBIT A

[FORM OF FACE OF ADR]

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS.

____________ Number	No. of ADSs: __________________________ Each ADS represents One Share CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

SIEMENS AKTIENGESELLSCHAFT

(Incorporated under the
laws of the Federal Republic of Germany)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the “Depositary”), hereby certifies that ____________ is the registered owner (a “Holder”) of _____ American Depositary Shares (“ADSs”), each (subject to Paragraphs (11) and (14)) representing one ordinary share including, subject to Paragraph (5) below, rights to receive Shares (together “Shares” and, together with any additional securities or cash from time to time held by the Depositary or the Custodian referred to below in respect or in lieu thereof, the “Deposited Securities”), of SIEMENS AKTIENGESELLSCHAFT, a corporation incorporated under the laws of the Federal Republic of Germany (the “Company”), deposited with a custodian appointed in accordance with the Deposit Agreement (hereinafter defined) (subject to Section 7 of the Agreement referred to below, the “Custodian”).  This ADR is issued pursuant to the Amended and Restated Deposit Agreement dated as of February   , 2012 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof.  Copies of the Deposit Agreement are on file at the Depositary’s Office referred to below and at the office of the Custodian.  This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.  The terms and conditions of the Deposit Agreement are hereby incorporated by reference.

(1)           Withdrawal of Deposited Securities.  Subject to Paragraphs (4), (7) and (9), upon surrender at the Depositary’s Office referred to below of (i) a certificated ADR in form satisfactory to the Depositary or (ii) proper instructions and documentation in the case of a Direct Registration, in either case accompanied by such instruments of transfer as the Depositary may require, the Holder hereof is entitled to delivery, as promptly as practicable, (i) to an account designated by such Holder with Clearstream Banking AG (“CSB”) or an institution that maintains accounts with the CSB, of the Shares and the other Deposited Securities that are eligible for deposit with CSB and (ii) at the office of the Custodian, of any Deposited Securities that are not eligible for deposit with CSB, in each case at the time underlying this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver Deposited Securities (other than Shares) at the Depositary’s Office referred to below.

(2)           Register.  The Depositary shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Deposit Agreement is 60 Wall Street, New York, New York 10260 (the “Depositary’s Office”), (a) a register (the “Register”) for the registration, registration of transfer, combination and split-up of ADRs and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs.  The term Register includes the Direct Registration System.  The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it after consultation with the Company if practicable in the case of a closure outside of the ordinary course of business, or when reasonably requested by the Company.

(3)           Title to ADRs; Validity.  Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual or facsimile signature of a duly authorized signatory of such co-registrar and dated by such signatory.

(4)           Certain Limitations.  As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Deposit Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  From time to time, the Company, the Depositary or the Custodian may also require such information as it may deem necessary or proper consistent with the Deposit Agreement.  The Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above.  The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or CSB is closed or when any such action is reasonably deemed expedient by the Depositary or the Company.  Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be promptly suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and no amendment shall impair such requirements.

(5)           Pre-release.  Unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, the Depositary may issue ADRs pursuant to Pre-release transactions only if (i) such Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of the Holders (not including any earnings thereon) until such Shares are deposited (but such collateral shall not constitute “Deposited Securities”), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) transfers all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) will make appropriate entries on its books and records to indicate such Shares have been assigned, conveyed and transferred to the Depositary (in its capacity as such) and will hold the Shares in trust for the account of the Depositary (in its capacity as such), (d) will deliver such Shares to the Custodian as soon as practicable and promptly but in no event more than five business days after demand therefor, and (e) will not take any action with respect to such Shares that is inconsistent with the Depositary’s transfer of the beneficial ownership thereof and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may retain for its own account any compensation for the issuance of ADRs in Pre-release transactions, including, without limitation earnings on collateral for Pre-released ADRs and its charges for issuance thereof.  The Depositary may also set dollar limits with respect to Pre-releases to be entered into with any particular person to whom a Pre-release was made on a case by case basis as it deems appropriate.  Except to the extent that the above limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of Pre-released ADRs in compliance with such limitation, the Depositary shall, in each case when it exceeds such percentage limit or has actual knowledge that such percentage limit will be exceeded, promptly notify the Company to that effect.

(6)           Representations and Warranties.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs.  If any such representation or warranty is false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct or remediate the consequences thereof.  For purposes hereof, “Restricted Securities” shall mean Shares, or ADSs representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Germany, or under a shareholders’ agreement or the Company’s Articles of Association or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act, and the Shares are not, when held by such person, Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.

(7)           Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge.  The Holder hereof shall remain liable for any deficiency.  Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.

(8)           Disclosure of Interests.  Notwithstanding any other provision of the Deposit Agreement, any ADR, the Articles of Association of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law (including, without limitation, relevant German law, any applicable law of the United States, the Articles of Association of the Company, any resolutions of the Company’s Management and/or Supervisory Board adopted pursuant to such Articles of Association, the requirements of any markets or exchanges upon which the Shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred), (b) be bound by and subject to applicable provisions of the laws of Germany, the Articles of Association of the Company and the requirements of any markets or exchanges upon which the ADSs, ADRs or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of German law, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed and the Company’s Articles of Association regarding any such Holder or Beneficial Owner’s interest in Shares, financial instruments or other instruments such as cash-settled options (including the aggregate of ADSs and Shares held by each such Holder or Beneficial Owner), in compliance with Sections 21, 22, 25 and 25a of the German Securities Trading Act (Wertpapierhandelsgesetz) or, if applicable, Section 20 of the German Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be brought into force from time to time.  Each Holder and Beneficial Owner acknowledges that, at the date of the Deposit Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the German Securities Trading Act, of voting rights in the Company reaches or exceeds, as the case may be, 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold and (ii) the statutory notification obligations of the German Stock Corporation Act apply to any enterprise that, either directly or by way of imputation pursuant to the provisions of Section 20(2) or Section 16(4) of the German Stock Corporation Act, owns more than 25% of the shares of, or more than 50% of the shares or voting rights in, the Company or, after having exceeded either of these thresholds, no longer owns such percentage.  Each Holder and Beneficial Owner acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Beneficial Owner has an interest.  For the avoidance of doubt, any statutory notification obligation and statutory publication obligation have to be observed not only with regard to Shares held directly but to the same extent for ADSs representing such Shares. Each Holder and Beneficial Owner of ADSs further agrees to furnish the Company with any such notification made in accordance with this paragraph (8) and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association, whether or not such person is a Holder and/or Beneficial Owner at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(9)           Charges of Depositary.  The Depositary may collect from (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (11)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be).  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.  The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (11)), whichever is applicable, in each case to the extent charged by the Depositary: (i) to the extent not prohibited by the rules of the primary stock exchange upon which the ADSs are listed, a fee of U.S.$1.50 per ADR or ADRs for transfers on the Register, (ii) a fee for the distribution or sale of securities pursuant to paragraph (11) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (9) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iii) an aggregate fee of U.S.$0.04 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year ((with the aggregate of such fees not to exceed the amount set forth above)) and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash distributions), and (iv) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation.  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (a) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (b) cable and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (c) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities), (d) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (e) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary with notice thereof provided to Holders in the manner required by paragraph (16) of the Form of ADR.

(10)           Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities, delivered to the Depositary, and made generally available to the holders of Shares, are available for inspection by Holders at the Depositary’s Office and the office of the Custodian.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the “Commission”).  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS

By
Authorized Signatory

The address of the Depositary’s Office is 60 Wall Street, New York, New York 10005, U.S.A.

[FORM OF REVERSE OF RECEIPT]

(11)           Distributions on Deposited Securities.  Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Deposit Agreement and to the Paragraphs (4), (7) and (9) hereof, the Depositary shall as promptly as practicable distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holder’s ADRs:

(a)           Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) (“Cash”), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency into U.S. dollars, (2) making any sale by public or private means in any commercially reasonable manner, (3) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, and (4) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time.  Only whole U.S. dollars and cents will be distributed.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  Holders and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

(b)           Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c)           Rights.  (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), or (ii) to the extent the Company does not furnish such evidence and/or so instructs the Depositary and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable and, to the extent practicable, on the principal German stock exchange on which the Rights are traded), any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing either (i) or (ii), nothing (and any Rights may lapse).

(d)           Other Distributions.  (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem, after consultation with the Company, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company, a distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other Distributions, as in the case of Cash.

To the extent that the Depositary determines, after consultation with the Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder’s ADRs (without liability for interest thereon or the investment thereof).

Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

(12)           Record Dates.  The Depositary shall, after consultation with the Company to the extent practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, to be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in Paragraph (9) hereof, and only Holders of record on the close of business on such date shall be so entitled or obligated.

(13)           Voting of Deposited Securities.  As promptly as practicable after receipt from the Company of (i) notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities and (ii) the statement of the Custodian which will act as a proxy bank in accordance with Sections 128 and 135 of the German Stock Corporation Act (Aktiengesetz) (the “Proxy Bank”), setting forth its recommendations with regard to voting of the Shares pursuant to Section 135 (2) of the German Stock Corporation Act as to any matter concerning which the notice from the Company indicates that a vote is to be taken by holders of Shares, together with an English translation thereof (the “Recommendation”), the Depositary shall, subject to applicable law and the Company’s Articles of Association, mail to Holders a notice (a) containing such information as is contained in such notice and any solicitation materials, (b) stating that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder’s ADRs, (c) containing the Recommendation, and (d) specifying how and when such instructions may be given, including an express indication that, if no specific voting instruction is received prior to the record date set by the Depositary therefor, then the Holders shall in each case be deemed to have instructed the Depositary to give a proxy to the Proxy Bank to vote the Shares in accordance with the Recommendation pursuant to Section 135 (2) of the German Stock Corporation Act; provided that, to the extent that, pursuant to applicable German and U.S. law and/or stock exchange regulations as in effect from time to time, the Company is permitted to satisfy its obligation to provide any such notice to holders of its Shares either by electronic delivery or by posting such notice on one or more Internet websites, the Depositary’s obligation to mail such notice to Holders may be satisfied either by the electronic delivery of such notice by the Depositary, or by the Company’s posting of such notice on one or more Internet websites accompanied by the Depositary’s delivery of a notice of availability relating to such posting, provided that in each case such delivery or posting is conducted in the manner permitted under applicable German and U.S. law and stock exchange regulations.  Each Holder who desires to exercise or to give instructions for the exercise of voting rights shall execute and return to the Depositary on or before the date established by the Depositary for such purpose, a document provided by the Depositary that instructs the Depositary as to how the number of Shares or other Deposited Securities represented by such Holder’s ADRs are to be voted.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company’s Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder’s ADRs in accordance with such instructions.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with instructions received from the Holders (or deemed to have been so received as set forth in the next paragraph), as of such record date.  Insofar as the Custodian elects to act as Proxy Bank it shall not be acting as an agent, or otherwise on behalf of, the Depositary.

Subject to the following paragraphs of this Section 13, if no specific voting instructions are received by the Depositary from any Holder (to whom a notice was sent by the Depositary) with respect to the Deposited Securities, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a proxy to the Proxy Bank to vote such Deposited Securities in accordance with Section 135 of the German Stock Corporation Act.

Notwithstanding anything to the contrary contained herein, in the event that the Proxy Bank shall fail or decline to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of holders of Shares or other Deposited Securities with respect to which the Depositary has received notice from the Company, the Depositary shall mail the above-referenced notice (which shall not contain the Recommendation or the indication concerning the proxy to be given to the Proxy Bank) to the Holders as hereinabove provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from a Holder on or before the record date with respect to the Deposited Securities, no votes shall be cast at such meeting with respect to such Deposited Securities.

Notwithstanding anything to the contrary contained herein, the Depositary shall not be obligated to give any such deemed instruction unless and until the Depositary has been provided with an opinion of counsel to the Company, which opinion shall initially be provided on the signing of the Deposit Agreement, in form and substance satisfactory to the Depositary, to the effect that (i) such deemed instruction does not subject the Depositary to any reporting obligations in the Federal Republic of Germany, (ii) such deemed instruction will not result in a violation of German law, rule, regulation or permit, (iii) the voting arrangement and proxy as contemplated herein will be given effect under German law, (iv) the Depositary will not be deemed to be authorized to exercise, or in fact exercising, any discretion when voting in accordance with the terms of this paragraph (13) under German law and (v) the Depositary will not be subject to any liability under German law for losses arising from the exercise of the voting arrangements set forth in this paragraph (13).  If after the date such opinion is delivered to the Depositary the Company is advised by counsel that there has occurred a change in German law such that the foregoing opinion could no longer be rendered favorably in whole or in part, the Company shall promptly notify the Depositary of such change and the Holders shall thereafter not be deemed to have given any such instruction.

Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder’s ADRs, and subject to compliance with any reasonable regulations and procedures which the Depositary may establish (which may include the deposit or blocking of transfers of such Holder’s ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to enable such Holder to attend a shareholders’ meeting and the Company agrees to permit such attendance.  The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Deposit Agreement the number of Shares or other Deposited Securities with respect to which it has received voting instructions from Holders.  In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Deposit Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions adjusting the number of securities voted on a pro-rated basis.

(14)           Changes Affecting Deposited Securities.  Subject to Paragraphs (4), (7) and (9) hereof, upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.  In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.

(15)           Exoneration.  The Depositary, the Company, their respective officers, directors, affiliates and agents and each of them shall:  (a) incur no liability to any Holder or Beneficial Owner (i) if law, regulation, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person in each case believed by it in good faith to be competent to give such advice or information.  The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  In the Deposit Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  In no event shall the Depositary, the Company, the Custodian or any of their respective directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to any other of them or to Holders, Beneficial Owners or any other person.  No disclaimer of liability under the Securities Act is intended by any provision hereof or of the Deposit Agreement.

(16)           Amendment.  Subject to the last sentence of Paragraph (4), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without consent of the Holders, provided that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Each Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR, to consent and agree to such amendment and to be bound by the ADRs and the Deposit Agreement as amended thereby.  By holding an ADR, ADS or an interest therein, each Holder and Beneficial Owner hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Notwithstanding the foregoing, if any governmental body should adopt any law, rule or regulation which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed requirements.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(17)           Termination.  The Depositary shall, at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17) at any time 45 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Deposit Agreement before the end of such 45 days.  After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities.  As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its indemnification and payment obligations to the Depositary.

(18)           Waiver.  EACH PARTY TO THE DEPOSIT AGREEMENT INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRs) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).